UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2013

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 5, 2013, Poly Shield Technologies Inc. (the “Company”), entered into a divestiture and share purchase agreement (the “Share Purchase Agreement”) dated effective as of December 2, 2013, by and amongst the Company, the Company’s wholly owned subsidiary New World Technologies Group, Inc. (“NWT”), and Octavio Viveros. Under the terms of the Share Purchase Agreement, the Company sold to Mr. Viveros all of the issued and outstanding shares of NWT in exchange for a royalty on 5% of NWT’s gross revenues, expiring on December 31, 2018 (the “Royalty”). NWT may buy out the Royalty at any time for $1,000,000 without credit for amounts previously paid under the Royalty.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Purchase Agreement attached as Exhibit 10.1 hereto.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 5, 2013, Poly Shield Technologies Inc. sold its wholly owned subsidiary New World Technologies Group, Inc.  The sale was made effective as of December 2, 2013. The information required by this Item 2.01 is provided in Item 1.01 above.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Divestiture and Share Purchase Agreement amongst Octavio Viveros, New World Technologies Group, Inc., and Poly Shield Technologies Inc. dated effective as of December 2, 2013.
99.1	News Release dated December 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: December 9, 2013	By: /s/ Brad Eckenweiler

Name: Brad Eckenweiler
Title: Chief Executive Officer

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